UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 24, 2013

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On July 24, 2013, the Board of Directors of the Company (the "Board") elected Mark A. Hellerstein and William E. McCracken to the Board, effective August 1, 2013, to serve until the 2014 Annual Meeting of Stockholders.  Mr. Hellerstein will serve on the Audit Committee, and Mr. McCracken will serve on the Nominating and Governance Committee.  In connection with their elections, the Company will enter into indemnification agreements with Mr. Hellerstein and Mr. McCracken, which will provide, among other things, that the Company will indemnify Mr. Hellerstein and Mr. McCracken to the fullest extent permitted by applicable Delaware law and in excess of that expressly permitted by statute, but not to the extent prohibited by law. The terms of the indemnification agreement are described in the Company's Current Report on Form 8-K, dated August 12, 2010, which was filed with the Securities and Exchange Commission on August 17, 2010 (File No. 1-3480), which description is incorporated herein by reference. The press release announcing these elections is filed as Exhibit 99 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	99	Press Release issued July 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2013

MDU RESOURCES GROUP, INC.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Press Release issued July 24, 2013